Exhibit 99.2

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 1 Get Your Money Right Borrow, Save, Spend, Invest and Protect

Disclaimer

Confidentiality and Disclosures

This presentation has been prepared for use by Social Capital Hedosophia Holdings Corp. V ("Social Capital") and Social Finance, Inc. ("SoFi") in connection with their proposed business combination. This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Social Capital and may not be reproduced or redistributed, in whole or in part, without the prior written consent of Social Capital and SoFi. Neither Social Capital nor SoFi makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. The information in this presentation and any oral statements made in connection with this presentation is subject to change and is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Social Capital and is not intended to form the basis of any investments decision in Social Capital. This presentation does not constitute either advice or a recommendation regarding any securities. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own decisions and perform your own independent investment and analysis of an investment in Social Capital and the transactions contemplated in this presentation.

This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.

Forward-Looking Statements

Certain statements in this presentation may constitute "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Social Capital's or SoFi's expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demand and growth potential of the markets for SoFi's products and SoFi's ability to serve those markets, (ii) the degree of market acceptance and adoption of SoFi's products, (iii) SoFi's ability to develop innovative products and compete with other companies engaged in the financial services and technology industry and (iv) SoFi's ability to attract and retain members. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "strive," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of Social Capital's registration statement on Form S-1, the proxy statement/prospectus on Form S-4 relating to the business combination, which is expected to be filed by Social Capital with the Securities and Exchange Commission (the "SEC") and other documents filed by Social Capital from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Social Capital and SoFi assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Social Capital nor SoFi gives any assurance that either Social Capital or SoFi will achieve its expectations.

Use of Projections and Illustrative Presentations

The financial projections, estimates, targets and illustrative presentations in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Social Capital's and SoFi's control. While all financial projections, estimates, targets and illustrative presentations are necessarily speculative, Social Capital and SoFi believe that the preparation of prospective or illustrative financial information involves increasingly higher levels of uncertainty the further out the projection, estimate, target or illustrative presentation extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates, targets and illustrative presentations in this presentation should not be regarded as an indication that Social Capital and SoFi, or their representatives, considered or consider the financial projections, estimates, targets and illustrative presentation to be a reliable prediction of future events. Further, illustrative presentations are not necessarily based on management projections, estimates, expectations or targets but are presented for illustrative purposes only.

Use of Data

The data contained herein is derived from various internal and external sources. All of the market data in the presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Social Capital and SoFi assume no obligation to update the information in this presentation. Further, the historical financial data included in this presentation were audited by the Company in accordance with private Company AICPA standards. Accordingly, such information and data may not be included in, may be adjusted or may be presented differently in any proxy statement/prospectus to be filed with the SEC. In addition, this presentation includes estimates of certain financial metrics of SoFi that may differ from SoFi's actual financial metrics presented in any such proxy statement/prospectus. The Company is currently in the process of uplifting its financials to comply with public company and SEC requirements.

Use of Non-GAAP Financial Metrics

This presentation includes certain non-GAAP financial measures (including on a forward-looking basis) such as Adjusted Net Revenue, Adjusted EBITDA and Adjusted EBITDA Margin. These non-GAAP measures are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. SoFi believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about SoFi. SoFi's management uses forward-looking non-GAAP measures to evaluate SoFi's projected financials and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in SoFi's financial measures. In addition, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, SoFi's non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Participation in Solicitation

Social Capital and SoFi and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Social Capital's shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of Social Capital's directors and officers in Social Capital's filings with the SEC, including Social Capital's registration statement on Form S-1, which was originally filed with the SEC on September 18, 2020. To the extent that holdings of Social Capital's securities have changed from the amounts reported in Social Capital's registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Social Capital's shareholders in connection with the proposed business combination is set forth in the proxy statement/prospectus on Form S-4 for the proposed business combination, which is expected to be filed by Social Capital with the SEC.

Investors and security holders of Social Capital and SoFi are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed business combination

Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about Social Capital and SoFi through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Social Capital can be obtained free of charge by directing a written request to Social Capital Hedosophia Holdings Corp. V, 317 University Ave, Suite 200, Palo Alto, California 94301.

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 2

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 3 Source: FactSet as of December 20, 2020. Tech Disruptors Continue to Capture Value From Legacy Incumbents... $659 $214 $94 $57 $52 $37 $28 $22 $1,607 $703 $413 $291 $163 $35 $24 58% of 77% of Market Cap $ in billions

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 4 Source: FactSet as of December 20, 2020. $494 $363 $339 $277 $248 $123 $120 $116 $106 $102 $98 $95 $42 $19 $13 Holistic Consumer Finance Offering Siloed Structure Built Top Down 1st Generation Payments Technology … And Now is SoFi’s Time in Financial Services ’s $ 2tn Opportunity Market Cap $ in billions

SoFi is Uniquely Positioned at the Epicenter of Digital Revolution in Financial Services

The only one-stop shop digital disruptor across financial services

6 consecutive quarters of accelerating YoY Member growth:
- ~$1bn in 2021E revenue, up ~60% YoY
- 2021E full year adj. EBITDA profitability

Powerful cross-buy: 65%+ of Home loans, 25%+ of Student Loans, 21% of Personal Loans and 35% of Invest members

SoFi

Better unit economics: higher LTV and lower Member Acquisition Cost driven by our multi-product strategy

The AWS of Fintech: faster innovation, lower cost per account, higher margins

Compounding growth for decades: diversified revenue, attractive growth profile, high profitability

Note: Cross buy data as of September 30, 2020; AWS represents Amazon Web Services; "LTV" refers to Lifetime Value.

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.

5

PRIVATE AND CONFIDENTIAL INFORMATION | FOR INTERNAL USE ONLY | DO NOT DISTRIBUTE ©2020 Social Finance Inc. 6 SoFi's Mission To help our members (HENWS) achieve financial independence to realize their ambitions Note: HENWS stands for High Earners not Well Served who represent a significant portion of SoFi’s member base.

7 © 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. SoFi provides comprehensive solutions tailored to member’s unique needs to Borrow , Save , Spend , Invest , and Protect , and in turn helps the member “ Get Your Money Right” If SoFi can help you Get Your Money Right , then SoFi can help you achieve financial independence to realize your ambitions !!  Our job to be done … Get Your Money Right

Why SoFi?: Our Key Points of Differentiation

Everything we do must reinforce one of these four points of differentiation delivered with a **MEMBER-centric approach** & sensibility in order to:

- ✓ Build a **TRUSTED RELATIONSHIP**
- ✓ Show that our products are **BETTER when used TOGETHER**

1 **FAST**	**Fastest way to do everything**	apply for & borrow money	open an account	buy / sell stock	deposit checks / access cash	pay a friend / bill
2 **Selection**	**Broad array of products across member lifecycle**	unique terms, features & services		personalized with member benefits		attractive value and price
3 **Content**	**Content to help our members GYMR, via both SoFi & Non-SoFi brands**	education, information, advice		credit score, calculators, budgeting		UGC, news, quotes, investment research
4 **Convenience**	**Provide the most convenient experience**	ease of use	any time	any platform	any place	simplicity

Note: UGC represents user generated content; "GYMR" represents Get Your Money Right

© 2020 Social Finance, Inc. Confidential information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.
8

The SoFi Strategy: A member experience & full suite of products that leverages the FSPL

Leveraging the financial services productivity loop ("FSPL") strategy where building **TRUST** and a "**RELATIONSHIP**" in the 1st product drives success in the next, results in **Highest LTV & Lowest CAC** resulting in **our competitive advantage**.

Building our products so that they are **BETTER when used TOGETHER** further builds our competitive advantage in driving **SoFi's FSPL**

Best unit economics from lower CAC, lower cost from vertical integration **win!!**



Money
Invest
Content
Student Loans
Selection
Members
Get their money right
Convenience
Personal Loans
Fast
Home Loans
Credit Cards

© 2020 Social Finance, Inc. Confidential information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.
9

amazon

Spotify

facebook

airbnb

DOORDASH

NETFLIX

Uber

in

Expedia

Booking.com

The "winner takes most" Fintech opportunity remains ...and now is SoFi's time

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.

10

11 © 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. Source: The Financial Brand, Plaid Research. September 16, 2020.”Before COVID - 19” represents January 2020. 59% of people have increased their Fintech app usage driving an 8% gain in penetration The shift to digital financial services is accelerating & here to stay Superior Offerings: 87% of consumers say they w on’t go back & why digital is better Greater Selection Faster Service More Content Greater Convenience Ubiquitous Access No Fees or Account Minimums More Flexible Greater Safety and Security AN48 JF11 JF12

12 © 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 11% 10% 10% 4% 48% Source: WalletHub, Bank Market Share by Deposits and Assets . September 16, 2019. Source: Go Banking Rates, January 17, 2018. 50% of Americans use more than one bank for f inancial services 1 Bank 50% 2 Banks 28% 3 Banks 11% 4 Banks 4% 5+ Banks 7% Top 10 legacy banks hold ~50% of consumer’s 500M+ bank accounts Other Banks 52% Top 15 Banks Up for Grabs: 500M+ Accounts Across 4,700+ FDIC Incumbent Banks

Consumers are left using multiple accounts given the lack of an integrated one-stop shop on one digital platform

Why Americans Use Multiple Banks


High Account Balances
6%
Want Finances Spread Out
19%
Lower Fees
20%
Different Services / Products
24%
Flexibility / Convenience
31%

~80% of consumers cite **inadequate One-Stop Shops** as the reason for >1 account

Source: Go Banking Rates, January 17, 2018.

SoFi is the ***only company*** providing this solution today in one app!!


SoFi
Wow, 4 days in a row!
Money
$7,213.86
Credit Card
$0.00
Invest
Personal Loan
Personal Loan
Connected Accounts
15
Credit Score
Excellent | 812
SoFi at Work
Manage

© 2020 Social Finance, Inc. Confidential information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 13

And has a World Class Management Team that Combines Expertise in Technology and Financial Services

Anthony Noto
CEO

Chris Lapointe
CFO

Michelle Gill
Group Business Lead: Lending

Maria Renz
Group Business Lead: Money, Invest, Credit Card

Jennifer Nuckles
Group Business Lead: Content & Insights

Clay Wilkes
Founder & CEO: Galileo

Senior Management Team

Assaf Ronen
Head of Engineering Product and Design

Micah Heavener
Head of Operations

Lauren Webb
CMO

Anna Avalos
Head of People

Bill Tanona
SVP, Corp Dev & IR

Rob Lavet
General Counsel

Aaron Webster
Chief Risk Officer

© 2020 Social Finance, Inc. Confidential information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.
14

SoFi *Uniquely* Offers a Full Suite of Financial Products All In One App to help members get their money right!!



Member-centric approach powers entire financial relationship resulting in cross-buy opportunity

All launched within last 24 months



SoFi Home Timeline	Money	Relay	Invest	Home Loans	In-School Loans	Credit Card	SoFi Rewards
Launched Jan 2019	*Q1 2019*	*Q1 2019*	*Q1 2019*	*Q1 2019*	*Q3 2019*	*Q4 2020*	*Q4 2020*

Note: Q1 2019 Home Loans refers to the re-launch of SoFi Home Loans; Q1 2019 Invest launch refers to launch of "Active Invest"

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.

15

16 © 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. Member growth is Accelerating & FSPL is working

17 © 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 3,000 1,718 1,501 1,204 1,086 976 864 759 704 653 629 2021E Today Q3'20 Q2'20 Q1'20 Q4'19 Q3'19 Q2'19 Q1'19 Q4'18 Q3'18 On Track to Exceed 3M Members in 2021 Up 75% After 6 Consecutive Quarters of Accelerating YoY Growth Unique Members in thousands 75% Year - over - Year Growth 37% 59% 74% 54% 50% 75% YoY Growth Note: “Today” as of December 7, 2020. Unique members represent the cumulative number of members that have borrowed on the SoF i p latform or opened a financial services account through SoFi Money, SoFi Invest, SoFi Relay or SoFi Credit Card (whether or not they are still registered for such products) as of a given period. Un iqu e members measures the value of data collected and represent vital cross sell opportunities. //

18 © 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 852K 987K 1,133K 1,372K 1,579K 1,971K 2,255K 4,000K Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Today 2021E 74K 98K 125K 214K 278K 349K 398K 775K Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Today 2021E Multi - Product Members: 400k - > 775K Total Products: 2.3M - >4.0M 77% Year - Over - Year Growth 95% Year - Over - Year Growth Nearly doubling our multi - product members to 775K Note: “Today” as of December 7, 2020. Total products refers to the aggregate number of lending and financial services product s t hat our members have selected on our platform since our inception through the reporting date. Multi - product members represents the number of members who have or have had more than one SoFi product within our lending and financial services product suite. // //

The SoFi Strategy: A member experience & full suite of products that leverages the FSPL

Leveraging the financial services productivity loop ("FSPL") strategy where building **TRUST** and a "**RELATIONSHIP**" in the 1st product drives success in the next, results in **Highest LTV & Lowest CAC** resulting in our competitive advantage.

Building our products so that they are **BETTER when used TOGETHER** further builds our competitive advantage in driving **SoFi's FSPL**

Best unit economics from lower CAC, lower cost from vertical integration **win!!**


Money
Invest
Personal Loans
Credit Cards
Home Loans
Student Loans
Content
Convenience
Fast
Selection
Members
Get their money right

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.
19

20 © 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 1 st Product: Money Only (5YR) (2) Total: Money & Personal Loan Customer Combination of Money + Loan drives higher LTV relative to Standalone Offerings Personal Loan (1YR) (3) Adj. Net Revenue $250 $2,311 $2,061 Variable Profit Margin 34% 44% 45% Member Acquisition $40 $865 $825 Variable Profit (1) $85 $1,023 $938 Multi - product Usage Leads to Best - in - Class Unit Economics and Greater Lifetime Value of Each Member Variable Ops Cost $125 $423 $298 A Money member cross buying to a loan increases total variable profit /member by $825 (+180%) due to no second acquisition cost. The extra profit can be invested in better prices (rates) and our differentiating factors Without Cross Buy Impact WITH Cross Buy Impact Member Acquisition $40 $40 -- Variable Profit (1) $85 $1,848 $1,763 Variable Profit Margin 34% 80% 86% (1) Variable profit excludes fixed direct operating expenses (primarily headcount) that do not correspond directly with growth in members or revenue . Variable profit is a non - GAAP measure used solely in this illustrative example to highlight the indicative value of a member over time ; it is not otherwise used as a performance measure and, as presented in this context, is not capable of reconciliation (2) Money Variable Profit per account represents forecasted 5 year cumulative Net Revenue and variable operations costs of a member acquired in Q 33 2020 .. On average new Q 3 Money Members were acquired at $ 36 . Cumulative revenue of $ 250 assumes on average that a Money Member acquired in Q 3 2020 will spend $ 5 , 000 per year for the next 5 years and SoFi will earn 1 % interchange revenue . Cumulative variable ops expense forecast consistent with historical trends where year 1 ops expenses are ~ $ 50 and materially less in subsequent years . (3) Personal Loans data based on average 2020 YTD Adjusted Net Revenue and variable expenses per loan originated . Illustrative Example

21 © 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 65%+ of Home Loans come from existing members driving ~$30 million in Q3’20 revenue on $1 million in acquisition marketing Note: Data as of September 30, 2020. Revenue refers to Adjusted Net Revenue

Home Loans Cross Buying momentum helped drive ~$30m in revenue on just $1m in acquisition marketing

~65%+ of Home Loans are from existing members driving an incremental $5k in variable profit per loan due to no second acquisition cost

Key Metrics	Re-Launch (Q1'19)	Current (Q3'20)	Improvement	
Adjusted Net Revenue per Funded Loan	$10K	$15K	+$5K	Drives Volume and Revenue
Variable Operations Cost Per Funded Loan	$13K	$5K	+$8K	Increased Sales Capacity
Acquisition Cost Per Funded Loan	$6K	$0.4K	+$5K	Meaningful Reduction of Acquisition Cost
Variable Profit (Loss) per Funded Loan[(1)]	($9K)	$10K	+$19K	$19K More Variable Profit

Note: Variable profit excludes fixed direct operating expenses (primarily headcount) that do not correspond directly with growth in members.
(1) Based on Total Adjusted Net Revenue, Total Variable Operations Cost and Total Acquisition Cost divided by loans originated during indicated period. Variable profit is a non-GAAP measure used solely in this illustrative example to highlight the indicative value of a member over time; it is not otherwise used as a performance measure and, as presented in this context, is not capable of reconciliation.

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.
22

23 © 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. Continued Momentum in Cross Buy is Leading to Better Unit Economics 24% of Products Sales Come From Cross Buy from existing members at significantly lower acquisition cost 4% 4% Student Loan Refinancing Personal Loans Home Loans In-School Loans Money Invest Relay 8% 19% 22% 25% 28% 6% 16% 18% 21% 22% 72% 63% 66% 69% 69% 21% 28% 32% 22% 23% 8% 14% 16% 44% 60% 36% 35% 45% 83% 68% 66% 61% 61% Q4’19 Q1’20 Q2’20 Q3’20 Q4’20 Note: Excludes credit card sales given limited availability of historical data (Q4’20 rollout).

24 © 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. Approaching an inflection point in the Financial Services Productivity Loop ~2M Products Q3'20 HL: 12K SLR: 388K PL: 489K Invest: 334K Money: 418K Relay: 318K ~4M Products 2021E HL: 30K SLR: 505K PL: 628K Invest: 866K Relay: 800K CC: 102K Money: 969k 21K Loans from Cross Buy YTD Est. 60K Loans from Cross Buy = ~$48M High Frequency, Low Member Acquisition Cost High LTV, Low Frequency Note: PL = Personal Loans; SLR = Student Loan Refi; HL = Home Loans; CC = Credit Card. “LTV” refers to Lifetime Value.

SoFi's Technology & Operations Create Advantages for Our FSPL in Faster Innovation, Lower Costs, More Data & Iterative Testing


SoFi Lending
Funding & Distribution Strategy
Marketing Expertise
Operations & Fulfillment Capabilities
Risk & Underwriting Capabilities
Technology Infrastructure

We built our Lending business full stack across tech & operations, giving us a competitive advantage in a multi-product strategy

Our full stack tech & operations capabilities enabled us **to launch 5 new products in 12 months and at a lower cost**

Being full stack drives faster innovation, lower cost at scale, higher velocity of iterative testing, and more actionable data


Faster Innovation
High Velocity Test & Iteration
Lower Cost
Actionable Data
FSPL
Fast
Selection
Content
Convenience
SoFi Members
GYMR

© 2020 Social Finance, Inc. Confidential information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.
25

Tech platform accelerates SoFi FSPL, distributes SoFi products via Galileo partners, and builds AWS of fintech

SoFi + GALILEO

1. *SoFi and Galileo are better together - accelerates SoFi Strategy, while also helping expand Galileo's products & services to the ~50M accounts of its partners*
2. *Drive faster innovation to fuel SoFi's direct deposit relationship for cross buy at lower cost and higher unit economics*
3. *Offer SoFi Loans, Brokerage, Lantern marketplace and new technology services to ~50M accounts via Galileo partners*
4. *Product roadmap for new tech services & geographic expansion into Latin America/Mexico provides additional growth opportunities for SoFi*
5. *Rapid customer and revenue growth fueled by secular acceleration in Fintech, high margin technology revenue stream, & increased diversification*

© 2020 Social Finance, Inc. Confidential information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.
26

27 © 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 50 36 30 25 21 20 17 Q3'20 Q2'20 Q1'20 Q4'19 Q3'19 Q2'19 Q1'19 Galileo has seen 6 quarters of accelerating growth in total accounts Total Accounts in millions 23% 83% 131% 75% 62% YoY Growth 30% 8% Note: Total accounts reflect open accounts at period end, including SoFi open accounts, regardless of whether there was trans act ion activity. Accounts prior to Q2’20 are unaudited as these were recorded prior to SoFi’s acquisition of Galileo on May 14, 2020.

SoFi positioned to be the "Winner Takes Most"

- Targeting high earners not well served (HENWS) ages 22+ predominantly earning $100,000+
- Uniquely offering comprehensive suite of products and services in a sea of single point solutions – only place to get your money right on 1 app
- Next generation, fully integrated tech and operations, and digitally native financial services business
- Competitive advantage via Financial Services Productivity Loop that drives superior unit economics
- Actionable data from an ecosystem of products across lending, financial services and payments processing



Member focus
HENWS
High income, High FICO Score
Product offerings
Borrow
Savings
Spending
Investing
Protecting
Service differentiators
Fast
Selection
Content
Convenience
Business capabilities
Risk & Underwriting Capabilities
Operations & Fulfillment
Marketing Expertise
Funding & Distribution Strategy
Tech infrastructure
SoFi Core Technology
Transaction Processing
FSPL

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.
28

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 29 Financials Driving accelerating revenue growth and margin expansion

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 30 ($227) ($149) ($66) $27 $254 $484 $788 $1,177 Adjusted Net Revenue ($M) (2018A - 2025E) Adjusted EBITDA ($M) (2018A - 2025E) Accelerating revenue growth in 2021 with strong incremental adjusted EBITDA margins through 2025 YoY Growth 38% 58% 53% Incremental Adj. EBITDA Margin 26% 44% 49% 40% 33% 31% 38% 43% 45% $241 $451 $621 $980 $1,500 $2,106 $2,808 $3,669 '18A '19A '20E '21E '22E '23E '24E '25E Note: Adjusted Net Revenue and Adjusted EBITDA are non - GAAP measures. See GAAP reconciliation in Appendix. Incremental Adjusted EBITDA margin represents the delta between current period adjusted EBITDA and prior period adjusted EBITDA divided by the delta between current period adjusted net revenue and prior period adjusted net r eve nue. 87%

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 31 Our 3 Business Segments Lending Technology Platform Financial Services • Student Loan Refi • Personal Loans • Home Loans • In School Loans • Galileo • 1/6 th ownership of Apex Clearing • Invest • Money • Credit Card • Lantern • Relay • Protect

All at different stages in their growth trajectory & lifecycle



Lending
25% CAGR
(2020-2025)
58% Margin
Technology Platform
GALILEO
55% CAGR
(2020-2025)
62% Margin
Financial Services
153% CAGR
(2020-2025)
On path to profitability

Resulting in diversification of:

- Revenue
- Growth Rates
- Interest Rate Exposure
- Geographic Exposure

Note: Margin represents contribution profit margin as of Q3'20; CAGR represents adjusted net revenue CAGR.

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.

32

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 33 Diversified Revenue Streams 83% 17% 2% 2020E Adj. Net Revenue Composition 2025E Adj. Net Revenue Composition 43% 25% 32% Lending Tech Platform Financial Services $621M Adj. Net Revenue $3.7B Adj. Net Revenue $514M $103M $911M $1.6B $1.2B $11M Note: $621m Adjusted Net Revenue is net of ~($8m) corporate expenses. Adjusted Net Revenue and Adjusted EBITDA are non - GAAP measures. See GAAP reconciliation in Appendix.

Growth at scale and meaningful profitability

43% revenue CAGR and 30%+ Adjusted EBITDA margins

	$ in millions	2019 A	2020 E	2021 E	2022 E	2023 E	2024 E	2025 E	20-25 CAGR
Adjusted Net Revenue [(1)]	Lending	$443	$514	$710	$958	$1,167	$1,361	$1,593	25%
	Technology Platform	1	103	226	347	502	682	911	55%
	Financial Services	4	11	44	195	436	765	1,164	153%
	Corporate	4	(8)	-	-	-	-	-	
	Adjusted Net Revenue	$451	$621	$980	$1,500	$2,106	$2,808	$3,669	43%
Contribution Profit	Lending	$92	$218	$323	$427	$542	$612	$708	
	Technology Platform	1	53	80	116	158	204	260	
	Financial Services	(119)	(133)	(138)	(83)	52	269	544	
	Contribution Profit (Loss)	($26)	$138	$266	$459	$752	$1,085	$1,512	
	Lending	21%	42%	46%	45%	46%	45%	44%	
	Technology Platform	100%	52%	36%	33%	31%	30%	28%	
	Financial Services	NM	NM	-311%	-43%	12%	35%	47%	
	Contribution Profit Margin	-6%	22%	27%	31%	36%	39%	41%	
EBITDA [(1)]	Adjusted EBITDA	($149)	($66)	$27	$254	$484	$788	$1,177	
	Adjusted EBITDA Margin	-33%	-11%	3%	17%	23%	28%	32%	

(1) Adjusted Net Revenue and Adjusted EBITDA are non GAAP measures. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Adjusted Net Revenue.
Note: See GAAP reconciliation in Appendix.

© 2020 Social Finance, Inc. Confidential information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.
34

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 35 $254 $484 $788 $1,177 $193 $234 $264 $299 $42 $447 $718 $1,052 $1,476 2021E 2022E 2023E 2024E 2025E Adjusted EBITDA ($M) (2021E - 2025E) Cumulative Incremental EBITDA $442M $706M Illustrative impact of a bank charter $1,005M $208M Base Case Adjusted EBITDA Forecast Potential Adjusted EBITDA impact from bank charter Key Benefits of Bank Charter • Durability • Lower cost of capital • Increased NIM from holding loans longer • Enables increased growth in lending Note: Assumes 200bps reduction in cost of capital, 6 month balance sheet hold period and moderate growth relative to baseline lendi ng originations

Advisory services offered through SoFi Wealth, LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. ©2018 Social Finance, In c. Confidential Information. Do not copy or distribute. Transaction Overview Subhead section Appendix

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 37 Transaction Overview (1/2) ($ in millions except per share values) IPOE Illustrative Share Price $10.00 Pro forma shares outstanding (millions) 865.1 Pro Forma Equity Value $8,651 Pro Forma Equity Value / Net Income 21.3x (based on 2024E net income of $406m) 13.6x (based on 2025E net income of $635m) ($ in millions) Sources Cash from IPOE $805 Cash from T. Rowe Investment 370 Cash from PIPE (incl. Co - Investment) 1,225 Total Sources $2,400 Uses Cash to Balance Sheet $1,910 Illustrative Transaction Fees 65 Repayment of Galileo Seller Note 275 Secondary Proceeds 150 Total Uses $2,400 Pro forma valuation Sources & Uses Note: Assumes no redemptions. Excludes impact of 28.1 million public and private placement warrants struck at $11.50

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealt h L LC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636. 38 Transaction Overview (2/2) Pro forma equity value of ~$8.7bn $1,225 million PIPE raised at $10.00 per share, including $275 million from Social Capital and Hedosophia Completion of transaction is expected by Q1’21 9.3 % IPOE public shareholders 14.2 % PIPE / Co - Investment 2.3 % IPOE sponsor Pro forma ownership 1 (%) 74.2 % Existing shareholders Note: Assumes no redemptions. Excludes impact of 28.1 million public and private placement warrants struck at $11.50 (1) Total shares includes 642m rollover equity shares (657m less 15mm secondary purchase), 80.5m Shares to IPOE public sharehold ers, 122.5m shares to PIPE / Co - Investment, and 20.1m shares to IPOE sponsor

Non-GAAP Reconciliations – Q3'20 *YTD & Historical*

	Nine months ended September 30		Year ended December 31	
	2020	2019	2019	2018
Total Net Revenue	$ 394,041	$ 378,417	$ 442,659	$ 269,399
Servicing Rights	16,332	(5,345)	(8,487)	(1,197)
Residual interests classified as debt	28,815	16,302	17,157	(27,481)
Adjusted net revenue	$ 439,188	$ 389,374	$ 451,329	$ 240,721
Net income (loss)	$ (141,437)	$ (117,156)	$ (239,697)	$ (252,399)
Non-GAAP adjustments:				
Interest Expense-corporate borrowings	8,849	3,807	4,962	233
Income tax expense (benefit)	(99,519)	509	98	(958)
Depreciation and amortization	44,346	10,800	15,955	10,912
Stock-based expense	70,689	43,804	61,419	43,459
Impairment expense	-	1,821	2,205	500
Transaction-related expense	9,161	-	-	-
Fair value changes in warant liabilities	6,371	(2,760)	(2,834)	-
Servicing rights	16,332	(5,345)	(8,487)	(1,197)
Residual interests classified as debt	28,815	16,302	17,157	(27,481)
Total Adjustments	85,044	68,938	90,475	25,468
Adjusted EBITDA	$ (56,393)	$ (48,218)	$ (149,222)	$ (226,931)

Note: "Servicing Rights" reflects non-cash changes in fair value inputs and assumptions on servicing rights, including conditional prepayment and default rates and discount rates. "Residual interests classified as debt" reflects changes in fair value inputs and assumptions on residual interests classified as debt, including conditional prepayment and default rates and discount rates.

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.

39

Selected Projected Financial Results[1]

$ in millions	2020 E	2021 E	2022 E	2023 E	2024 E	2025 E
Lending	$514	$710	$958	$1,167	$1,361	$1,593
Technology Platform	103	226	347	502	682	911
Financial Services	11	44	195	436	765	1,164
Corporate	(8)	-	-	-	-	-
Adjusted Net Revenue [2]	$621	$980	$1,500	$2,106	$2,808	$3,669
Lending	$218	$323	$427	$542	$612	$708
Technology Platform	53	80	116	158	204	260
Financial Services	(133)	(138)	(83)	52	269	544
Contribution Profit [3]	$138	$266	$459	$752	$1,085	$1,512
Adjusted EBITDA [2]	($66)	$27	$254	$484	$788	$1,177
Stock Based Compensation	(94)	(117)	(118)	(128)	(137)	(144)
Depreciation & Amortization	(71)	(105)	(106)	(104)	(72)	(72)
Income Tax (Expense) / Benefit	100	-	-	-	(114)	(247)
Other [4]	($88)	($42)	($43)	($52)	($60)	($78)
GAAP Net Income	**($220)**	**($238)**	**($13)**	**$200**	**$406**	**$635**

(1) Management uses forward-looking GAAP and non-GAAP measures to evaluate SoFi's projected financials and operating performance. Certain forward-looking non-GAAP measures are presented without corresponding GAAP reconciliations due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
(2) Adjusted Net Revenue and Adjusted EBITDA are non-GAAP measures. Adjusted net revenue is defined as total net revenue, adjusted to exclude the fair value changes in servicing rights and residual interests classified as debt due to valuation inputs and assumptions changes, which relate only to our Lending segment. Adjusted EBITDA is defined as net income (loss), adjusted to exclude the effect of certain non-cash items and certain charges that are not indicative of our core operating performance or results of operations.
(3) Contribution Profit is the primary measure of segment profit and loss reviewed by SoFi in accordance with ASC 280 and is only measured for reportable segments. Contribution profit is defined as total net revenue for each reportable segment less fair value changes in servicing rights and residual interests classified as debt that are attributable to assumption changes, which impact the contribution profit within the Lending segment, and expenses directly attributable to the corresponding reportable segment.
(4) Other includes interest on corporate debt, impairment expense, transaction related expenses, fair value changes in warrant liabilities, servicing rights and residual debt interests.

© 2020 Social Finance, Inc. Confidential Information. Do not copy or distribute. Advisory services offered through SoFi Wealth LLC. SoFi Money® is offered through SoFi Securities LLC. SoFi Lending Corp., CFL #6054612. NMLS #1121636.
40